Exhibit 10.28

October 20, 2010

David Cathcart

Chief Financial Officer

TRX, Inc.

2970 Clairmont Road

Suite 300

Atlanta, GA 30329

Re: Amendment 5 to Second Letter of Amendment

Dear David:

The purpose of this letter is to amend the Second Letter of Amendment dated December 23, 2009 as amended on June 7, 2010, July 30, 2010, and August 30, 2010, and September 30, 2010. Effective October 20, 2010, Expedia and TRX now agree to amend the Second Letter of Amendment as follows:

Section 3 is hereby deleted and replaced with the following:

3) Renewal of Pricing and Exclusivity for 2011. The pricing and exclusivity terms set forth in Section 1 and Section 2 of this Second Letter of Amendment will automatically be extended for calendar year 2011 unless either Party gives the other Party written notice of non-renewal of such terms on or before October 31, 2010. If such notice is given, Section 1 and Section 2 will cease to apply, effective December 31, 2010, and the pricing terms under the Agreement (and associated SOWs) that were in place prior to this Second Letter of Amendment will apply in calendar year 2011.

Please acknowledge your agreement to the foregoing by signing in the space provided below and returning a signed copy to me as soon as possible. If you do not agree with any of the foregoing, please contact me as soon as possible so that we can determine how best to proceed.

Yours truly,
Expedia, Inc.

/s/ Kerri Landeis
Kerri Landeis
Vice President, GSO

Acknowledged and Agreed:

TRX, Inc.

By:	/s/ David D. Cathcart

Title:	Chief Financial Officer

Date Signed:	20 October 2010